Exhibit 99.1

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MDU Communications International, Inc.

We have audited the accompanying balance sheets of Direct Satellite, Inc. as of December 31, 2003 and 2002, and the related statements of income, stockholder’s deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Satellite, Inc. as of December 31, 2003 and 2002, and its results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP
Roseland, New Jersey
August 9, 2004

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 DIRECT SATELLITE, INC.
Balance Sheets
December 31, 2003 and 2002

	2003	2002

ASSETS

CURRENT ASSETS
Cash	$11,812	$6,644
Accounts receivable, net of allowance for doubtful accounts of $26,757	63,034	27,285
Other current assets	3,783	2,171
TOTAL CURRENT ASSETS	78,629	36,100
Property and equipment, net	884,718	697,170
TOTAL ASSETS	$963,347	$733,270

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$85,067	$120,929
Income taxes payable	15,000	—
Other current liabilities	64,238	44,981
Loan payable-stockholder	384,929	739,740
Current portion of note payable	86,271	—
TOTAL CURRENT LIABILITIES	635,505	905,650

Note payable, net of current portion	421,926	—
TOTAL LIABILITIES	1,057,431	905,650

STOCKHOLDER’S DEFICIENCY
Common stock, par value $1.00; 1,000 shares authorized, issued and outstanding	1,000	1,000
Accumulated deficit	(95,084)	(173,380)
TOTAL STOCKHOLDER’S DEFICIENCY	(94,084)	(172,380)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIENCY	$963,347	$733,270

See accompanying notes to the financial statements

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DIRECT SATELLITE, INC.
Statements of Income
Years Ended December 31, 2003 and 2002

	2003	2002

REVENUE	$846,274	$413,546

OPERATING EXPENSES
Cost of revenues	238,687	76,897
General and administrative expenses	347,530	192,904
Depreciation and amortization	115,815	104,435
TOTALS	702,032	374,236

INCOME FROM OPERATIONS	144,242	39,310

Interest expense	50,946	—
Income before provision for income taxes	93,296	39,310
Provision for income taxes	(15,000)	—

NET INCOME	$78,296	$39,310

See accompanying notes to the financial statements

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DIRECT SATELLITE, INC.
Statements of Stockholder’s Deficiency
Years Ended December 31, 2003 and 2002

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance, January 1, 2002	1,000	$1,000	$(212,690)	$(211,690)

Net income			39,310	39,310

Balance, December 31, 2002	1,000	1,000	(173,380)	(172,380)

Net income			78,296	78,296

Balance, December 31, 2003	1,000	$1,000	$(95,084)	$(94,084)

See accompanying notes to the financial statements

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DIRECT SATELLITE, INC.
Statements of Cash Flows
Years Ended December 31, 2003 and 2002

	2003	2002

OPERATING ACTIVITIES
Net income	$78,296	$39,310
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	—	26,757
Depreciation	115,815	104,435
Changes in operating assets and liabilities:
Accounts receivable	(35,749)	(46,386)
Other current assets	(1,612)	(2,406)
Accounts payable	(35,862)	120,918
Income taxes payable	15,000	—
Other current liabilities	19,257	19,997
Net cash provided by operating activities	155,145	262,625
INVESTING ACTIVITIES
Purchases of property and equipment	(303,363)	(451,635)
Net cash used in investing activities	(303,363)	(451,635)
FINANCING ACTIVITIES
Payments of loan payable-stockholder	(596,505)	(3,167)
Proceeds from loan payable-stockholder	241,694	93,000
Payment of note payable	(92,750)	—
Proceeds from note payable	600,947	—
Net cash provided by financing activities	153,386	89,833
NET INCREASE (DECREASE) IN CASH	5,168	(99,177)
CASH, BEGINNING OF YEAR	6,644	105,821
CASH, END OF YEAR	$11,812	$6,644

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$50,946	$—
Income taxes	$14,830	$—

See accompanying notes to the financial statements

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DIRECT SATELLITE, INC.
Notes to the Financial Statements
Years ended December 31, 2003 and 2002

1.  BASIS OF PRESENTATION

Direct Satellite, Inc. (the “Company”) operates private telecommunications video systems and provides video and Internet services to multi-dwelling unit properties. Customers are located in the greater Chicago metropolitan area.

2.  SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect the significant accounting polices described below.

(a) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Accounts receivable

The Company provides an allowance for doubtful accounts equal to the estimated collection losses based on historical experience coupled with a review of the current status of existing receivables.

(c) Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the assets as follows:

Equipment	10 years

Furniture and Office Equipment	5 years

(d) Long-lived Assets

The Company performs a review for the impairment of long-lived assets with definitive lives whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement of Financial Accounting Standards ("FAS") 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," an impairment loss is recognized when estimates of future undiscounted cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No impairment losses were identified by the Company for the years ended December 31, 2003 and 2002.

(e) Revenue recognition

The Company recognizes revenue for programming and other services to customers in the period the related services are provided when the amount of revenue is determinable and collection is reasonably assured.

(f) Income taxes

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(g) Fair value of financial instruments

The fair value of the Company's cash and cash equivalents, accounts receivable, accounts payable and notes payable at December 31, 2003 and 2002 are estimated to approximate their carrying values due to the relative liquidity or short-term nature of these instruments.

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3. PROPERTY AND EQUIPMENT
	2003	2002
Equipment	$1,145,301	$870,034
Furniture and office equipment	197,428	169,332

	1,342,729	1,039,366
Less accumulated depreciation	(458,011)	(342,196)

Totals	$884,718	$697,170

4.  LOAN PAYABLE - STOCKHOLDER

The loan is payable to the Company’s only stockholder, has no stated repayment terms and is non-interest bearing.

5.  NOTE PAYABLE

The Company issued a note payable under a financing agreement with DSI River North, LLC. ("River North") on April 30, 2003 in the amount of $550,000. The note is payable in 60 monthly installments of $13,250. The note bears interest at 15.571% per annum.

The note is collateralized by the assignment of revenue, as defined, up to $13,250 per month for a period of 60 months. In addition, the Company is subject to a payment of a "Sale Bonus" as defined in the event of the sale of all or substantially all of the assets of the Company, a change in control, or a merger or other business combination of the Company with any other entity (see Note 9).

Aggregate principal payments on the note payable subsequent to December 31, 2003 are as follows:

Year ending December 31,
2004	$86,271
2005	100,706
2006	117,556
2007	137,226
2008	66,438
Total	$508,197

6.  OPERATING LEASES

The Company was obligated under a non-cancelable operating lease to make minimum rental payments of $24,000 annually through December 31, 2003. Rent expense amounted to $24,000 for the years ended December 31, 2003 and 2002. The lease was renewed for 2004 at the same rate.

7.  INCOME TAXES

The provision for income taxes for the year ended December 31, 2003 consists of the following:

Current:
Federal		$ 10,000
State and local		5,000
	Total Current	15,000
Deferred		--
	Total	$ 15,000

During the years ended December 31, 2003 and 2002, the Company utilized its remaining net operating loss carry forwards of approximately $32,000 and $88,000, respectively. As a result of using the remaining net operating loss carryforwards in 2003 and 2002, the Company’s deferred tax valuation allowance and its provision for income taxes in the year ended 2003 and deferred tax valuation in the year ended December 31, 2002 were reduced by approximately $14,000 and $23,000, respectively.

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At December 31, 2003, the Company had no material temporary differences between the financial statements and tax bases of assets and liabilities.

8. RELATED PARTY TRANSACTIONS

The Company charged a company affiliated through common ownership management fees of $31,000 and $49,500 for the years ended December 31, 2003 and 2002, respectively. These fees relate to services rendered by the owner, who is also an officer, and staff of the company to the affiliated company. These amounts are included in the accompanying statements of income.

9. SUBSEQUENT EVENT

On June 1, 2004, the Company was acquired by MDU Communications (USA) Inc. for $2.4 million in cash.

In compliance with the financing agreement with River North (see Note 4), the Company repaid the outstanding balance of the loan and satisfied the “Sale Bonus” requirements upon completion of the acquisition by MDU Communications (USA) Inc.

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